Exhibit 99.1

Investors
Trey Huffman
404-748-6219
huffmanal@elnk.com

Media
Randi Drinkwater
404-709-3404
randi.drinkwater@elnk.com

EARTHLINK REPORTS POSITIVE NET INCOME FOR SECOND CONSECUTIVE QUARTER

Stronger balance sheet, recognition by Forbes highlight productive second quarter 2016

•                  Revenue of $240.4 million

•                  Net income of $4.1 million and net income per share of $0.04

•                  Adjusted EBITDA of $56.6 million

•                  Net cash provided by operating activities of $40.3 million

•                  Unlevered Free Cash Flow of $39.9 million

•                  Ending cash balance of $76.8 million

•                  Refinanced revolving credit facility at end of quarter and redeemed $90 million of outstanding 8.875% debt subsequent to quarter end

ATLANTA, GA — August 8, 2016 - EarthLink (EarthLink Holdings Corp., NASDAQ: ELNK), a leading network services provider dedicated to delivering great customer experiences, today announced financial results for its second quarter of 2016.

“The second quarter was another strong quarter for the company,” said EarthLink CEO and President Joe Eazor. “Our overall business performance continued to improve, we strengthened our balance sheet further with a new credit facility, and we were recognized by Forbes as one of America’s top 100 most trustworthy companies.  Finally, in early July, we acquired Boston Retail Partners to expand our capabilities as a trusted advisor to retailers.”

Second Quarter 2016 Financial Summary

				First	Second
Figures in US $ millions,	Second Quarter			Quarter	Quarter
except per share	2015	2016	Change	2016	2016	Change
Revenues
Enterprise/Mid-Market	$114.4	$97.6	(14.7)%	$104.7	$97.6	(6.8)%
Small Business	79.0	57.3	(27.5)%	62.1	57.3	(7.7)%
Carrier/Transport	34.1	35.1	2.9%	36.1	35.1	(2.8)%
Consumer Services	56.1	50.4	(10.2)%	51.4	50.4	(1.9)%
Total Revenue	283.7	240.4	(15.3)%	254.3	240.4	(5.5)%

Gross Margin	156.6	129.4	(17.4)%	139.1	129.4	(7.0)%

Selling, General & Administrative	94.3	76.9	(18.5)%	81.4	76.9	(5.5)%

Net Income (Loss)	(9.9)	4.1	NM *	7.9	4.1	(48.1)%
Net Income (Loss) per share	(0.10)	0.04	NM *	0.07	0.04	(42.9)%

Adjusted EBITDA (1)	66.1	56.6	(14.4)%	61.7	56.6	(8.3)%

Capital Expenditures	20.9	16.6	(20.6)%	18.6	16.6	(10.8)%

Cash	87.4	76.8	(12.1)%	60.7	76.8	26.5%

Gross Debt Outstanding (2)	558.9	466.9	(16.5)%	466.9	466.9	—%

Net Cash Provided by Operating Activities	33.3	40.3	21.0%	10.6	40.3	280.2%

Unlevered Free Cash Flow (1)	45.2	39.9	(11.7)%	43.2	39.9	(7.6)%

(1) Adjusted EBITDA and Unlevered Cash Flow are non-GAAP measures, see definitions in “Non-GAAP Measures” below.

(2) Gross debt excludes unamortized debt issuance costs, unamortized debt discount and capital leases..

* NM - Percentage is not meaningful

Revenue and Gross Margin

•                  Total revenue was $240.4 million during the second quarter of 2016, a decline of 15.3% from the prior year quarter and 5.5% from the first quarter of 2016.

•                  During the third quarter of 2015, the Company discontinued certain IT services product offerings, and during the first quarter of 2016, the Company sold certain assets related to its IT services product offerings. Total revenue during the second quarter of 2016 did not include any revenue related to these product offerings, compared to $11.7 million during the second quarter of 2015 and $3.4 million during the first quarter of 2016.

•                  Total revenue during the second quarter of 2016 included $0.7 million of favorable settlements and one-time favorable items, compared to $1.6 million during the second quarter of 2015 and $3.1 million during the first quarter of 2016.

•                  Adjusting for the above impacts, revenue declined 11% from the prior year quarter and 3% from the first quarter of 2016.

•                  Gross margin during the second quarter of 2016 was $129.4 million, compared to $156.6 million in the second quarter of 2015 and $139.1 million in the first quarter of 2016. Cost of revenue in the second quarter of 2016 included $3.7 million of favorable settlements, compared to $3.1 million in the second quarter of 2015 and $3.9 million in the first quarter of 2016.  Gross margin during the second quarter of 2016 did not include any gross margin related to the aforementioned IT services product offerings, compared to $6.4 million during the second quarter of 2015 and $1.7 million during the first quarter of 2016.

Net Income (Loss) and Adjusted EBITDA

•                  Net income was $4.1 million during the second quarter of 2016. This compares to a net loss of $(9.9) million in the second quarter of 2015 and net income of $7.9 million in the first quarter of 2016. Net income during the first quarter of 2016 included a $5.7 million pretax gain on the sale of the Company’s IT services assets.

•                  Adjusted EBITDA (a non-GAAP measure, see definition in “Non-GAAP Measures” below) was $56.6 million in the second quarter of 2016. This compares to Adjusted EBITDA of $66.1 million in the second quarter of 2015 and $61.7 million during the first quarter of 2016.

Balance Sheet and Cash Flow

•                  Net cash provided by operating activities was $40.3 million during the second quarter of 2016. This compares to net cash provided by operating activities of $33.3 million in the second quarter of 2015 and $10.6 million in the first quarter of 2016.

•                  Unlevered Free Cash Flow (a non-GAAP measure, see definition in “Non-GAAP Measures” below) was $39.9 million during the second quarter of 2016. This compares to Unlevered Free Cash Flow of $45.2 million in the second quarter of 2015 and $43.2 million in the first quarter of 2016.

•                  EarthLink ended the second quarter of 2016 with $76.8 million in cash.

•                  On June 30, 2016, the Company exercised its right to call a portion of its 8.875% Senior Notes due 2019. On August 4, 2016, the Company redeemed $90.0 million aggregate principal amount of its Senior Notes. The Company used $34 million in existing cash, $50 million in term loan proceeds and $10 million in revolving credit facility borrowings to fund the redemption, premium and accrued interest. As of June 30, 2016, $31.7 million net carrying amount of the Senior Notes was classified as current portion of debt and capital lease obligations.

Non-GAAP Measures

Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, gain on sale of business and loss on extinguishment of debt. Unlevered Free Cash Flow is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, gain on sale of business and loss on extinguishment of debt, less cash used for purchases of property and equipment.

Adjusted EBITDA and Unlevered Free Cash Flow are non-GAAP financial measures.  They should not be considered in isolation or as an alternative to measures determined in accordance with U.S. generally accepted accounting principles. Please refer to the Consolidated Financial Highlights for a reconciliation of these non-GAAP financial measures to the most comparable measures reported in accordance with U.S. generally accepted accounting principles and Footnote 4 of the Consolidated Financial Highlights for a discussion of the presentation, comparability and use of such financial measures.

Conference Call for Analysts and Investors

EarthLink’s Second Quarter 2016 Conference Call will be held on Tuesday, August 9, 2016, at 8:30 a.m. ET and hosted by EarthLink’s Chief Executive Officer and President Joseph F. Eazor and Executive Vice President and Chief Financial Officer Louis M. Alterman.

The dial-in number is:  (866) 887-3882.

Participants should reference the conference ID number 46134199 or “EarthLink Second Quarter 2016 Earnings Call” and dial in 10 minutes prior to the scheduled start time.

Webcast

A live webcast of the conference call will be available at: http://ir.earthlink.net/.

Presentation

An investor presentation to accompany the conference call and webcast will be available at: http://ir.earthlink.net/.

Replay

A webcast replay will be available from 11:30 a.m. ET on August 9, 2016 through midnight on September 9, 2016. Dial toll-free:  (855) 859-2056. The replay confirmation code is 46134199. The webcast will be archived on the company’s website at: http://ir.earthlink.net/events.cfm.

About EarthLink

EarthLink (EarthLink Holdings Corp., NASDAQ: ELNK) is a leading network services provider dedicated to delivering great customer experiences in a cloud connected world. We help thousands of multi-location businesses securely establish critical connections in the cloud. Our solutions for cloud and hybrid networking, security and compliance, and unified communications provide the cost-effective performance and agility to serve customers anytime, anywhere, via any channel, or any device. We operate a nationwide network spanning 29,000+ fiber route miles, with 90 metro fiber rings and secure data centers that provide ubiquitous data and voice IP coverage. To learn why thousands of specialty retailers, restaurants, franchisors, financial institutions, healthcare providers, professional service firms, local governments, residential consumers and other carriers choose to connect with us, visit us at www.earthlink.com, @earthlink, on LinkedIn and Google+.

Cautionary Information Regarding Forward-Looking Statements

This press release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation: (1) that we may not be able to execute our strategy to successfully transition to a leading managed network, security and cloud services provider, which could adversely affect our results of operations and cash flows; (2) that we may not be able to increase revenues from our growth products and services to offset declining revenues from our traditional products and services, which could adversely affect our results of operations and cash flows; (3) that if we are unable to adapt to changes in technology and customer demands, we may not remain competitive, and our revenues and operating results could suffer; (4) that failure to achieve operating efficiencies and otherwise reduce costs would adversely affect our results of operations and cash flows; (5) that we may have to undertake further restructuring plans that would require additional charges; (6) that we may be unable to successfully divest non-strategic products, which could adversely affect our results of operations; (7) that acquisitions we complete could result in operating difficulties, dilution, increased liabilities, diversion of management attention and other adverse consequences, which could adversely affect our results of operations; (8) that we face significant competition in our business markets, which could adversely affect our results of operations; (9) that failure to retain existing customers could adversely affect our results of operations and cash flows; (10) that decisions by legislative or regulatory authorities, including the Federal Communications Commission, relieving incumbent carriers of certain regulatory requirements, and possible further deregulation in the future, may restrict our ability to provide services and may increase the costs we incur to provide these services; (11) that if we are unable to interconnect with AT&T, Verizon and other incumbent carriers on acceptable terms, our ability to offer competitively priced local telephone services will be adversely affected; (12) that the continued decline in switched access and reciprocal compensation revenue will adversely affect our results of operations; (13) that failure to obtain and maintain necessary permits and rights-of-way could interfere with our network infrastructure and operations; (14) that if our larger carrier customers terminate the service they receive from us, our wholesale revenue and results of operations could be adversely affected; (15) that we obtain a majority of our network equipment and software from a limited number of third-party suppliers; (16) that work stoppages experienced by other communications companies on whom we rely for service could adversely impact our ability to provision and service our customers; (17) that our commercial and alliance arrangements may not be renewed or may not generate expected benefits, which could adversely affect our results of operations; (18) that our consumer business is dependent on the availability of third-party network service providers; (19) that we face significant competition in the Internet access industry that could reduce our profitability; (20) that the continued decline of our consumer access subscribers will adversely affect our results of operations; (21) that lack of regulation governing wholesale Internet service providers could adversely affect our operations; (22) that cyber security breaches could harm our business; (23) that privacy concerns relating to our business could damage our reputation and deter current and potential users from using our services; (24) that interruption or failure of our network, information systems or other technologies could impair our ability to provide our services, which could damage our reputation and harm our operating results; (25) that our business depends on effective business support systems and processes; (26) that if we, or other industry participants, are unable to successfully defend against disputes or legal actions, we could face substantial liabilities or suffer harm to our financial and operational prospects; (27) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (28) that we may not be able to protect our intellectual property; (29) that we may be unable to hire and retain sufficient qualified personnel, and the loss of any of our key executive officers could adversely affect us; (30) that unfavorable general economic conditions could harm our business; (31) that government regulations could adversely affect our business or force us to change our business practices; (32) that our business may suffer if third parties are unable to provide services or terminate their relationships with us; (33) that we may be required to recognize impairment charges on our goodwill and other intangible assets, which would adversely affect our results of operations and financial position; (34) that we may have exposure to greater than anticipated tax liabilities and we may be limited in the use of our net operating losses and certain other tax attributes in the future; (35) that our indebtedness could adversely affect our financial health and limit our ability to react to changes in our business and industry; (36) that we may require substantial capital to support business growth, and this capital may not be available to us on acceptable terms, or at all; (37) that our debt agreements include restrictive covenants, and failure to comply with these covenants could trigger acceleration of payment of outstanding indebtedness; (38) that we may reduce, or cease payment of, quarterly cash dividends; (39) that our stock price may be volatile; (40) that provisions of our certificate of incorporation, bylaws and other elements of our capital structure could limit our share price and delay a change of control of the company; and (41) that our bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ flexibility in obtaining a judicial forum for disputes with us or our directors, officers or employees. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016.

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EARTHLINK HOLDINGS CORP.

Unaudited Condensed Consolidated Statements Of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2016	2015	2016

Revenues	$283,664	$240,357	$566,111	$494,619
Operating costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	127,048	110,934	256,510	226,140
Selling, general and administrative (exclusive of depreciation and amortization shown separately below)	94,349	76,925	189,607	158,337
Depreciation and amortization	47,723	33,571	94,987	73,770
Restructuring, acquisition and integration-related costs (1)	3,978	3,279	9,350	6,292
Total operating costs and expenses	273,098	224,709	550,454	464,539
Income from operations	10,566	15,648	15,657	30,080
Gain on sale of business (2)	—	—	—	5,727
Interest expense and other, net	(14,112)	(10,824)	(28,049)	(21,933)
Loss on extinguishment of debt (3)	(5,966)	(226)	(7,252)	(458)
Income (loss) before income taxes	(9,512)	4,598	(19,644)	13,416
Income tax provision	(410)	(483)	(761)	(1,434)
Net income (loss)	$(9,922)	$4,115	$(20,405)	$11,982

Net income (loss) per share
Basic	$(0.10)	$0.04	$(0.20)	$0.11
Diluted	$(0.10)	$0.04	$(0.20)	$0.11

Weighted average common shares outstanding
Basic	103,323	105,322	102,969	104,879
Diluted	103,323	108,328	102,969	108,015

Dividends declared per share	$0.05	$0.05	$0.10	$0.10

EARTHLINK HOLDINGS CORP.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	December 31, 2015	June 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$91,296	$76,833
Accounts receivable, net of allowance of $3,537 and $2,957 as of December 31, 2015 and June 30, 2016, respectively	74,724	72,750
Prepaid expenses	14,187	16,609
Other current assets	9,724	10,014
Total current assets	189,931	176,206
Property and equipment, net	372,504	338,009
Goodwill	137,751	134,464
Other intangible assets, net	25,325	3,969
Other long-term assets	9,141	9,867
Total assets	$734,652	$662,515

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,442	$12,158
Accrued payroll and related expenses	50,532	19,897
Other accrued liabilities	64,305	63,804
Deferred revenue	40,229	37,033
Current portion of long-term debt and capital lease obligations	6,787	33,585
Total current liabilities	180,295	166,477
Long-term debt and capital lease obligations	505,613	437,492
Long-term deferred income taxes, net	3,876	4,446
Other long-term liabilities	22,022	26,107
Total liabilities	711,806	634,522

Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000 shares authorized, 0 shares issued and outstanding as of December 31, 2015 and June 30, 2016	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 200,207 and 201,805 shares issued as of December 31, 2015 and June 30, 2016, respectively, and 103,880 and 105,478 shares outstanding as of December 31, 2015 and June 30, 2016, respectively	2,002	2,018
Additional paid-in capital	2,026,638	2,019,786
Accumulated deficit	(1,260,937)	(1,248,954)
Treasury stock, at cost, 96,327 shares as of December 31, 2015 and June 30, 2016	(744,857)	(744,857)
Total stockholders’ equity	22,846	27,993
Total liabilities and stockholders’ equity	$734,652	$662,515

EARTHLINK HOLDINGS CORP.

Reconciliation of Net Income (Loss) to Adjusted EBITDA (4)

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2015	2016	2016
Net income (loss)	$(9,922)	$7,867	$4,115
Interest expense and other, net	14,112	11,109	10,824
Income tax provision	410	951	483
Depreciation and amortization	47,723	40,199	33,571
Stock-based compensation expense	3,814	4,086	4,075
Restructuring, acquisition and integration-related costs (1)	3,978	3,013	3,279
Gain on sale of business (2)	—	(5,727)	—
Loss on extinguishment of debt (3)	5,966	232	226
Adjusted EBITDA (4)	$66,081	$61,730	$56,573

Reconciliation of Net Income (Loss) to Unlevered Free Cash Flow (4)

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2015	2016	2016
Net income (loss)	$(9,922)	$7,867	$4,115
Interest expense and other, net	14,112	11,109	10,824
Income tax provision	410	951	483
Depreciation and amortization	47,723	40,199	33,571
Stock-based compensation expense	3,814	4,086	4,075
Restructuring, acquisition and integration-related costs (1)	3,978	3,013	3,279
Gain on sale of business (2)	—	(5,727)	—
Loss on extinguishment of debt (3)	5,966	232	226
Purchases of property and equipment	(20,873)	(18,573)	(16,635)
Unlevered Free Cash Flow (4)	$45,208	$43,157	$39,938

Reconciliation of Net Cash Provided by Operating Activities to Unlevered Free Cash Flow (4)

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2015	2016	2016
Net cash provided by operating activities	$33,262	$10,630	$40,308
Income tax provision	410	951	483
Non-cash income taxes	(196)	(298)	(224)
Interest expense and other, net	14,112	11,109	10,824
Amortization of debt discount and debt issuance costs	(994)	(859)	(861)
Restructuring, acquisition and integration-related costs (1)	3,978	3,013	3,279
Changes in operating assets and liabilities	16,255	36,589	2,677
Purchases of property and equipment	(20,873)	(18,573)	(16,635)
Other, net	(746)	595	87
Unlevered Free Cash Flow (4)	$45,208	$43,157	$39,938

Net cash (used in) provided by investing activities	$(20,873)	$7,427	$(16,635)
Net cash used in financing activities	$(33,080)	$(48,640)	$(7,553)

EARTHLINK HOLDINGS CORP.

Supplemental Schedules of Segment Information (5)

(in thousands)

The following table presents segment results for the three and six months ended June 30, 2015 and 2016:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2016	2015	2016
Enterprise/Mid-Market
Revenues	$114,368	$97,586	$228,759	$202,275
Cost of revenues (excluding depreciation and amortization)	56,216	50,499	112,488	102,070
Gross margin	58,152	47,087	116,271	100,205
Small Business
Revenues	79,041	57,270	158,095	119,403
Cost of revenues (excluding depreciation and amortization)	35,263	27,205	72,860	56,939
Gross margin	43,778	30,065	85,235	62,464
Carrier/Transport
Revenues	34,149	35,123	67,021	71,192
Cost of revenues (excluding depreciation and amortization)	15,350	15,289	30,943	30,753
Gross margin	18,799	19,834	36,078	40,439
Consumer
Revenues	56,106	50,378	112,236	101,749
Cost of revenues (excluding depreciation and amortization)	20,219	17,941	40,219	36,378
Gross margin	35,887	32,437	72,017	65,371
Total Segments
Revenues	283,664	240,357	566,111	494,619
Cost of revenues (excluding depreciation and amortization)	127,048	110,934	256,510	226,140
Gross margin	$156,616	$129,423	$309,601	$268,479

The following table presents a reconciliation of segment gross margin to consolidated income (loss) before income taxes for the three and six months ended June 30, 2015 and 2016:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2016	2015	2016
Gross margin	$156,616	$129,423	$309,601	$268,479
Operating costs and expenses:
Selling, general and administrative expenses	94,349	76,925	189,607	158,337
Depreciation and amortization	47,723	33,571	94,987	73,770
Restructuring, acquisition and integration-related costs	3,978	3,279	9,350	6,292
Total operating costs and expenses	146,050	113,775	293,944	238,399
Income from operations	10,566	15,648	15,657	30,080
Gain on sale of business	—	—	—	5,727
Interest expense and other, net	(14,112)	(10,824)	(28,049)	(21,933)
Loss on extinguishment of debt	(5,966)	(226)	(7,252)	(458)
Income (loss) before income taxes	$(9,512)	$4,598	$(19,644)	$13,416

EARTHLINK HOLDINGS CORP.

Supplemental Schedule of Revenue Detail

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2016	2015	2016
	(in thousands)

Monthly recurring revenues	$251,145	$212,693	$499,120	$436,095
Usage revenues	25,120	21,271	52,798	43,729
Equipment revenues	3,935	3,947	7,659	8,054
Non-recurring and other revenues	3,464	2,446	6,534	6,741
Total revenues	$283,664	$240,357	$566,111	$494,619

EARTHLINK HOLDINGS CORP.

Supplemental Financial Data

	June 30,	March 31,	June 30,
	2015	2016	2016

Number of employees at end of period (6)	2,314	1,895	1,875

EARTHLINK HOLDINGS CORP.

Consumer Operating Metrics

	Three Months Ended
	June 30,	March 31,	June 30,
	2015	2016	2016

Average narrowband subscribers (7)	469,000	441,000	434,000
Average broadband subscribers (7)	313,000	275,000	264,000
Average consumer subscribers (7)	782,000	716,000	698,000

ARPU (8)	$23.62	$23.91	$24.04
Churn rate (9)	1.9%	1.8%	1.6%

EARTHLINK HOLDINGS CORP.

Footnotes to Consolidated Financial Highlights

1.              Restructuring, acquisition and integration-related costs consisted of the following for the periods presented (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2016	2015	2016

Integration-related costs	$1,658	$1,897	$2,975	$3,676
Severance, retention and other employee costs	1,048	667	3,949	1,558
Facility-related costs	1,272	715	2,426	1,058
Restructuring, acquisition and integration-related costs	$3,978	$3,279	$9,350	$6,292

Restructuring, acquisition and integration-related costs consist of costs related to the Company’s restructuring, acquisition and integration-related activities. Such costs include: 1) integration-related costs, such as system conversions and integration-related consulting and employee costs. The Company is also undertaking a long-term network optimization project designed to consolidate traffic onto network facilities operated by the Company and reduce the usage of other carriers’ networks. Integration-related costs associated with this initiative include costs to migrate traffic to lower cost circuits and to terminate existing contracts prior to their expiration; 2) severance, retention and other employee termination costs associated with acquisition and integration activities and with certain voluntary employee separations; and 3) facility-related costs, such as lease termination and asset impairments.

2.              On February 1, 2016, the Company sold certain assets related to its IT services product offerings. The primary purpose of the sale was to simplify operations and provide more flexibility to invest in new capabilities and services to drive growth in the Company’s core business. The purchase price in the transaction was $29.0 million, subject to post-closing contingencies that could increase or decrease the purchase price by up to $5.0 million. The Company received $26.0 million of cash upon completion of the sale. The other $3.0 million of consideration was deposited into an escrow account to fund potential indemnification obligations. The Company recognized a pretax gain of $5.7 million and recorded a $2.0 million deferred gain for contingent consideration. The carrying amount of the IT services assets was $17.5 million, which included $11.4 million of property and equipment, $2.3 million of goodwill, $3.5 million of other intangible assets and $0.3 million of other assets and liabilities.

Total revenue of the Company’s IT services business was $11.7 million during the three months ended June 30, 2015, of which $7.9 million was Enterprise/Mid-Market revenue and $3.8 million was Small Business revenue. There was no was IT services revenue during the three months ended June 30, 2016. Total revenue of the Company’s IT services business was $23.5 million and $3.4 million during the six months ended June 30, 2015 and 2016, respectively, of which $15.8 million and $2.3 million, respectively, was Enterprise/Mid-Market revenue and $7.7 million and $1.1 million, respectively, was Small Business revenue.

3.              During the six months ended June 30, 2015 and 2016, the Company redeemed and repurchased $96.1 million and $7.0 million, respectively, outstanding principal of its 8.875% Senior Notes due 2019 and recorded $7.3 million and $0.5 million, respectively, for losses on extinguishment of debt. The losses primarily consisted of premiums paid on the Company’s debt repayments, the write-off of unamortized discount on debt and the write-off of unamortized debt issuance costs.

4.              In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), management uses certain “non-GAAP financial measures” within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial performance measures used by management are Adjusted EBITDA and Unlevered Free Cash Flow, as discussed below.

Management believes that these non-GAAP financial performance measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in our business, as they exclude the effect of non-operational items, such as restructuring, acquisition and integration-related costs, gain on sale of business and loss on extinguishment of debt and non-cash items, such as depreciation and amortization and stock-based compensation expense. Management believes that excluding the effects of certain non-operational and non-cash items enables investors to better understand and analyze the current period’s results and provides a better measure of comparability. Management also believes that these non-GAAP financial measures enable investors to evaluate our operating results and future prospects in the same manner as management. These non-GAAP financial measures may also facilitate comparing financial results across accounting periods and to those of peer companies.

There are limitations to using these non-GAAP financial performance measures. Adjusted EBITDA and Unlevered Free Cash Flow are not indicative of cash provided by or used in operating activities and may differ from comparable information provided by other companies. Adjusted EBITDA and Unlevered Free Cash Flow should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with U.S. GAAP.

Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income tax provision (benefit), depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, gain on sale of business and loss on extinguishment of debt. Management uses Adjusted EBITDA to evaluate the performance of our business and for strategic planning and forecasting. Adjusted EBITDA is also used in incentive compensation arrangements and is a factor in calculating debt covenants.

Unlevered Free Cash Flow is defined as net income (loss) before interest expense and other, net, income tax provision (benefit), depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, gain on sale of business and loss on extinguishment of debt, less cash used for purchases of property and equipment. Unlevered Free Cash Flow is used by management to evaluate the performance of our business and to assess our ability to fund capital expenditures, make strategic acquisitions, service and repay debt and pay dividends.

5.              The Company reports segment information along the same lines that its Chief Operating Decision Maker reviews its operating results in assessing performance and allocating resources. The Company’s Chief Operating Decision Maker is its Chief Executive Officer. The Company’s reportable segments are strategic business units that are aligned around distinct customer categories to optimize operations. The Company operates the following four reportable segments:

•                   Enterprise/Mid-Market. The Company’s Enterprise/Mid-Market segment provides a broad range of data, voice and managed network services to distributed multi-site business customers.

•                   Small Business. The Company’s Small Business segment provides a broad range of data, voice and managed network services to small, often single-site business customers.

•                   Carrier/Transport. The Company’s Carrier/Transport segment provides transmission capacity and other data, voice and managed network services to telecommunications carriers and large enterprises.

•                   Consumer. The Company’s Consumer segment provides nationwide Internet access and related value-added services to residential customers.

The Company evaluates performance of its segments based on segment gross margin. Segment gross margin includes revenues from external customers and related cost of revenues. Costs excluded from segment gross margin include selling, general and administrative expenses, depreciation and amortization, impairment of goodwill and intangible assets, restructuring, acquisition and integration-related costs, gain on sale of business, interest expense and other, net, and loss on extinguishment of debt, as they are not considered in the measurement of segment performance.

6.              Represents full-time equivalents.

7.              Consumer average subscribers for the three month periods is calculated by averaging the ending monthly subscribers or accounts for the four months preceding and including the end of the quarterly period.

8.              Consumer ARPU represents the average monthly revenue per user (subscriber). ARPU is computed by dividing average monthly revenue for the period by the average number of subscribers for the period. Average monthly revenue used to calculate ARPU includes recurring service revenue as well as nonrecurring revenues associated with equipment and other one-time charges associated with initiating or discontinuing services.

9.              Consumer churn rate is used to measure the rate at which subscribers discontinue service on a voluntary or involuntary basis.  Churn rate is computed by dividing the average monthly number of subscribers that discontinued service during the period by the average subscribers for the period.